Exhibit 4.83

Dated  13 June 2019

US$20,890,000

AMENDMENT TO TERM LOAN FACILITY

PARTNER SHIPPING CO. LIMITED
as Borrower

and

SEANERGY MARITIME HOLDINGS CORP.
as Corporate Guarantor

and

AMSTERDAM TRADE BANK N.V.
as Arranger

and

AMSTERDAM TRADE BANK N.V.
as Facility Agent

and

AMSTERDAM TRADE BANK N.V.
as Security Agent

SUPPLEMENTAL AGREEMENT

relating to
a senior secured loan facility of up to US$20,890,000
(i) to refinance the existing indebtedness
secured on m.v. "PARTNERSHIP" and
(ii) for general working capital purposes of the Group

Index

Clause		Page

1	Definitions and Interpretation	2
2	Agreement of the Finance Parties	3
3	Conditions Precedent	3
4	Representations	3
5	Amendments to Facility Agreement and other Finance Documents	4
6	Further Assurance	7
7	Costs and Expenses	7
8	Notices	7
9	Counterparts	7
10	Governing Law	8
11	Enforcement	8

Schedules

Schedule 1 The Lenders		9
Schedule 2 Conditions Precedent		10

Execution

Execution Pages		11

THIS AGREEMENT is made on 13 June 2020

PARTIES

(1)	PARTNER SHIPPING CO. LIMITED, a company incorporated in the Republic of Malta whose registered address is at 147/1 St. Lucia Street, Valletta, VLT 1185, Malta as borrower (the "Borrower");

(2)
SEANERGY MARITIME HOLDINGS CORP., a corporation incorporated in the Republic of the Marshall Islands whose registered office is at the Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH 96960, Marshall Islands as corporate guarantor (the "Corporate Guarantor");

(3)	AMSTERDAM TRADE BANK N.V. as arranger (the "Arranger");

(4)	THE FINANCIAL INSTITUTIONS listed in Part B of Schedule 1 (The Parties) as lenders (the "Original Lenders");

(5)	AMSTERDAM TRADE BANK N.V. as agent of the other Finance Parties (the "Facility Agent"); and

(6)	AMSTERDAM TRADE BANK N.V. as security agent for the Secured Parties (the "Security Agent").

BACKGROUND

(A)	By the Facility Agreement, the Lenders agreed to make available to the Borrower a facility of up to $20,890,000.

(B)	The Borrower has already drawn down the following Advances:

(i)	an Advance under Tranche A in the amount of $16,390,000;

(ii)	an Advance under Tranche B in the amount of $563,635; and

(iii)	an Advance under Tranche C in the amount of $563,635,

of which $17,117,270 is outstanding as at the date of this Agreement.

(C)	The Obligors have requested that the Lenders and the other Finance Parties give their consent to:

(i)	relax the financial covenants of the Corporate Guarantor under paragraphs (b) and (c) of clause 20.2 (Other financial covenants) of the Facility Agreement;

(ii)	add the Luxembourg flag, the Cypriot flag and the Maltese flag as an Approved Flag in clause 1.1 (Definitions) of the Facility Agreement; and

(iii)
approve a one-off non-cash dividend distribution in respect of the financial results of the Borrower for the period from 25 May 2018 to 31 December 2018, as a set-off against certain amounts due to related parties, together, the "Request".

(D)
This Agreement sets out the terms and conditions on which the Lenders and the other Finance Parties agree, with effect on and from the Effective Date, at the request of the Obligors, to the Request and to the consequential amendment of the Facility Agreement and the other Finance Documents in connection with those matters.

OPERATIVE PROVISIONS

1	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

"Effective Date" means the date on which the conditions precedent in Clause 3 (Conditions Precedent) are satisfied.

"Facility Agreement" means the facility agreement dated 13 February 2019 and made between (i) the Borrower as borrower, (ii) the Corporate Guarantor as corporate guarantor, (iii) the Arranger as arranger, (iv) the Original Lenders as lenders, (v) the Facility Agent as facility agent and (vi) the Security Agent as security agent.

"Party" means a party to this Agreement.

1.2	Defined expressions

Defined expressions in the Facility Agreement and the other Finance Documents shall have the same meanings when used in this Agreement unless the context otherwise requires or unless otherwise defined in this Agreement.

1.3	Application of construction and interpretation provisions of Facility Agreement

Clause 1.2 (construction) of the Facility Agreement applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

1.4	Agreed forms of new, and supplements to, Finance Documents

References in Clause 1.1 (Definitions) to any new or supplement to a Finance Document being in "agreed form" are to that Finance Document:

(a)	in a form attached to a certificate dated the same date as this Agreement (and signed by the Borrower and the Facility Agent); or

(b)
in any other form agreed in writing between the Borrower and the Facility Agent acting with the authorisation of the Majority Lenders or, where clause 42.3 (other exceptions) of the Facility Agreement applies, all the Lenders.

1.5	Designation as a Finance Document

The Borrower and the Facility Agent designate this Agreement as a Finance Document.

1.6	Third party rights

Unless provided to the contrary in a Finance Document, a person who is not a Party has no right under the Third Parties Act to enforce or to enjoy the benefit of any term of this Agreement.

2	AGREEMENT OF THE FINANCE PARTIES

2.1	Agreement of the Lenders

The Lenders agree, subject to and upon the terms and conditions of this Agreement, to:

(a)	the Request; and

(b)	the consequential amendments to the Facility Agreement and the other Finance Documents.

2.2	Agreement of the Finance Parties

The Finance Parties agree, subject to and upon the terms and conditions of this Agreement, to the consequential amendment of the Facility Agreement and the other Finance Documents in connection with the matters referred to in Clause 2.1 (Agreement of the Lenders).

2.3	Effective Date

The agreement of the Lenders and the other Finance Parties contained in Clause 2.1 (Agreement of the Lenders) and Clause 2.2 (Agreement of the Finance Parties) shall have effect on and from the Effective Date.

3	CONDITIONS PRECEDENT

The agreement of the Lenders and the other Finance Parties contained in Clause 2.1 (Agreement of the Lenders) and Clause 2.2 (Agreement of the Finance Parties) is subject to:

(a)	no Default continuing on the date of this Agreement and the Effective Date or resulting from the occurrence of the Effective Date;

(b)	the Repeating Representations to be made by each Obligor being true on the date of this Agreement and the Effective Date; and

(c)
the Facility Agent having received all of the documents and other evidence listed in Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Facility Agent on or before the Effective Date or such later date as the Facility Agent may agree with the Borrower.

4	REPRESENTATIONS

4.1	Facility Agreement representations

Each Obligor that is a party to the Facility Agreement makes the representations and warranties set out in clause 18 (representations) of the Facility Agreement, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement, by reference to the circumstances then existing on the date of this Agreement and on the Effective Date.

4.2	Finance Document representations

Each Obligor makes the representations and warranties set out in the Finance Documents (other than the Facility Agreement) to which it is a party, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement, by reference to the circumstances then existing on the date of this Agreement and on the Effective Date.

5	AMENDMENTS TO FACILITY AGREEMENT AND OTHER FINANCE DOCUMENTS

5.1	Specific amendments to the Facility Agreement

With effect on and from the Effective Date the Facility Agreement shall be, and shall be deemed by this Agreement to have been, amended as follows:

(a)	by inserting the words "Luxembourg, Cypriot and Maltese" after the words "Marshall Islands" in the definition of "Approved Flag" in clause 1.1 thereof;

(b)	by inserting a new definition of "Article 55 BRRD" in clause 1.1 thereof as follows:

""Article 55 BRRD" means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.";

(c)
by deleting the words "Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms" in paragraph (a) of the definition "Bail-In Legislation" in clause 1.1 thereof and replacing them with the words "Article 55 BRRD";

(d)	by deleting paragraph (b) of the definition of "Bail-In Legislation" in clause 1.1 thereof in its entirety and replacing it with the following new paragraph (b):

"(b)
in relation to any other state other than such an EEA Member Country or (to the extent that the United Kingdom is not such an EEA Member Country) the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.";

(e)	by inserting a new definition of "Effective Date" in clause 1.1 thereof as follows:

""Effective Date" means the effective date of the Supplemental Agreement as defined therein.";

(f)	by inserting a new definition of "Supplemental Agreement" in clause 1.1 thereof as follows:

""Supplemental Agreement" means the supplemental agreement dated 13 June 2019 made between (i) the Borrower as borrower, (ii) the Corporate Guarantor as corporate guarantor, (iii) the Arranger as arranger, (iv) the Original Lenders as lenders, (v) the Facility Agent as facility agent and (vi) the Security Agent as security agent.";

(g)	by inserting a new definition of "UK Bail-In Legislation" in clause 1.1 thereof as follows:

""UK Bail-In Legislation" means (to the extent that the United Kingdom is not an EEA Member Country which has implemented, or implements, Article 55 BRRD) Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).";

(h)	by inserting a new paragraph (c) in the definition of "Write-down and Conversion Powers" in clause 1.1 thereof as follows:

"(c)	in relation to any UK Bail-In Legislation:

(i)
any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that UK Bail-In Legislation.";

(i)	by deleting clause 19.3 thereof in its entirety and replacing it with the following:

“19.3  Compliance Certificate

(a)
The Corporate Guarantor shall supply to the Facility Agent, quarterly (for the first three quarters, within 90 days after the end of such quarter and, for the fourth quarter, within 120 days after the year-end), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clauses 20 (Financial Covenants) and 24 (Security Cover) as at the date as at which those financial statements were drawn up.

(b)
Each Compliance Certificate shall be signed by a director of the Borrower and, if required to be delivered with the financial statements delivered pursuant to paragraphs (a) and (b) of Clause 19.2 (Financial statements).

(j)
by inserting the words "(in relation to paragraph (b) below, other than the period commencing on the Effective Date of the Supplemental Agreement and ending on 31 December 2019)" at the end of the first line of clause 20.2;

(k)	by deleting paragraphs (b) and (c) of clause 20.2 thereof in their entirety and replacing them with the following paragraphs (b) and (c):

"(b)	the EBITDA to Net Interest Expense Ratio is at least equal to:

(i)	from the date of this Agreement until the Effective Date of the Supplemental Agreement, 1.2:1;

(ii)	from 1 January 2020 until 31 March 2020 (inclusive), 1:1; and

(iii)	from 1 April 2020 and for the remainder of the Security Period, 2:1; and

(c)	the Leverage Ratio does not exceed:

(i)	from the date of this Agreement until 31 March 2020 (inclusive), 85 per cent.; and

(ii)	from 1 April 2020 and for the remainder of the Security Period, 75 per cent.";

(l)	by adding the following paragraph at the end of paragraph (b) of clause 21.18 thereof:

"For the avoidance of doubt, the Facility Agent has already approved a one-off non-cash distribution with regards to the financial results of the Borrower for the period from 25 May 2018 to 31 December 2018, as a set-off against certain amounts due to related parties subject to no Event of Default having occurred or resulting from the making of any such distribution, including, without limitation, a change in the Borrower's financial condition and cash reserves.";

(m)	by inserting new clause 21.24 in clause 21 thereof as follows:

"21.24	Maintenance of Required Amount

Subject to the proviso below, the Borrower undertakes to maintain an amount of $200,000 (the "Required Amount") blocked in the Operating Account (in addition to the Minimum Liquidity Amount) throughout the Security Period Provided that if, on a Test Date, the Weighted Time Charter Average of the 5 Routes of the Baltic Capesize Index (C8_14, C9_14, C10_14, C14 & C16) (the "Baltic Capesize Index") is equal to or above $13,000 per day, the Required Amount shall, on such Test Date, be available to the Borrower.

In this Clause 21.24 (Maintenance of Required Amount), "Test Date" means the Effective Date of the Supplemental Agreement or any Repayment Date thereafter;";

(n)	by inserting new paragraphs 2.3 and 2.4 in Part C (Conditions Precedent to the Utilisation of an Advance under Tranche B or Tranche C) of Schedule 2 thereof as follows:

"2.3	The unaudited financial statements of the Borrower and the Corporate Guarantor for the financial quarter ending on:

(a)	in respect of the Advance to be utilised in or around June 2019, 31 March 2019; and

(b)	in respect of the Advance to be utilised in or around August 2019, 30 June 2019,

together with:

(a)	a Compliance Certificate evidencing that no Default is continuing or would result from the utilisation of the proposed Advance; and

(b)
budgets and projections for the next 12-month period in form and substance satisfactory to the Facility Agent, evidencing, to the satisfaction of the Facility Agent, that the Borrower and the Corporate Guarantor are, and will remain, cash flow positive (after debt service)."

(o)	the definition of, and references throughout to, each Finance Document shall be construed as if the same referred to that Finance Document as amended and supplemented by this Agreement; and

(p)	by construing references throughout to "this Agreement" and other like expressions as if the same referred to the Facility Agreement as amended and supplemented by this Agreement.

5.2	Amendments to Finance Documents

With effect on and from the Effective Date each of the Finance Documents other than the Facility Agreement, shall be, and shall be deemed by this Agreement to have been, amended as follows:

(a)
the definition of, and references throughout each of the Finance Documents to, the Facility Agreement and any of the other Finance Documents shall be construed as if the same referred to the Facility Agreement and those Finance Documents as amended and supplemented by this Agreement; and

(b)
by construing references throughout each of the Finance Documents to "this Agreement", "this Deed" and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Agreement.

5.3	Finance Documents to remain in full force and effect

The Finance Documents shall remain in full force and effect as amended and supplemented by:

(a)	the amendments to the Finance Documents contained or referred to in Clause 5.1 (Specific amendments to the Facility Agreement) and Clause 5.2 (Amendments to Finance Documents); and

(b)	such further or consequential modifications as may be necessary to give full effect to the terms of this Agreement.

6	FURTHER ASSURANCE

Clause 21.21 (Further assurance) of the Facility Agreement applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

7	COSTS AND EXPENSES

Clause 16.2 (Amendment costs) of the Facility Agreement, as amended and supplemented by this Agreement, applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

8	NOTICES

Clause 36 (Notices) of the Facility Agreement, as amended and supplemented by this Agreement, applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

9	COUNTERPARTS

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

10	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

11	ENFORCEMENT

11.1	Jurisdiction

(a)
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a "Dispute").

(b)	The Obligors accept that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Obligor will argue to the contrary.

(c)
This Clause 11.1 (Jurisdiction) is for the benefit of the Secured Parties only.  As a result, no Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Secured Parties may take concurrent proceedings in any number of jurisdictions.

11.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(i)
irrevocably appoints Messrs E. J. C. Album Solicitors, presently of Landmark House, 190 Willifield Way, London NW11 6YA, England (attention: Mr Edward Album, tel: +44 208 455 7653, fax: +44 208 457 5558 and email: ejca@mitgr.com) as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(ii)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b)
If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrower (on behalf of all the Obligors) must immediately (and in any event within 5 days of such event taking place) appoint another agent on terms acceptable to the Facility Agent.  Failing this, the Facility Agent may appoint another agent for this purpose.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE LENDERS

Name of Original Lender Commitment	Address for Communication	Commitment

Amsterdam Trade Bank N.V.
Non-Administrative Matters

-          Address:

World Trade Center
Tower I, Level 6
Strawinskylaan 1939
1077 XX, Amsterdam
The Netherlands

Attention: Marianthi Milopoulou /
Vassilis Kolovos

Email:
To: m.milopoulou@atbank.nl /
      v.kolovos@atbank.nl
Cc: shipping.finance@atbank.nl

Telephone No.: +31 (0) 205 209 271 /
+31 (0) 205 209 204

Administrative Matters

Address:

World Trade Center
Tower I, Level 6
Strawinskylaan 1939
1077 XX, Amsterdam
The Netherlands

Attention: Liujun Zhou
Email:
To: shipping.finance@atbank.nl
Cc: m.milopoulou@atbank.nl/
      v.kolovos@atbank.nl

Telephone No.: +31 (0) 205 209 248 /
+31 (0) 205 209 271 /
+31 (0) 205 209 204
$20,890,000

SCHEDULE 2

CONDITIONS PRECEDENT

1	Obligors

Documents of the kind specified in Schedule 2 Part A paragraphs 1.2 and 1.3 of the Facility Agreement.

2	Documents

2.1	A duly executed original of this Agreement.

3	Legal opinion

A legal opinion of Watson, Farley & Williams, legal advisers to the Facility Agent and the Security Agent in England, substantially in the form distributed to the Lenders before signing this Agreement.

4	Other documents and evidence

4.1
A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by this Agreement or for the validity and enforceability of any Finance Document as amended and supplemented by this Agreement.

4.2	Evidence that the Borrower maintains an amount of $200,000 (in addition to the Minimum Liquidity Amount) in the Operating Account.

4.3	Evidence that the costs and expenses then due from the Borrower pursuant to Clause 7 (Costs and Expenses) have been paid or will be paid by the Effective Date.

EXECUTION PAGES

BORROWER

SIGNED by Stavros Gyftakis
)
duly authorised	)	/s/ Stavros Gyftakis
for and on behalf of	)
PARTNER SHIPPING CO. LIMITED	)
in the presence of:	)
Witness' signature:	)
Witness' name: Maria Moschopoulou	)	/s/ Maria Moschopoulou
Witness' address: 154 Vouliagmenis Avenue
166 74 Glyfada
Athens, Greece	)

CORPORATE GUARANTOR

SIGNED by Stavros Gyftakis
)
duly authorised	)	/s/ Stavros Gyftakis
for and on behalf of	)
SEANERGY MARITIME HOLDINGS CORP.	)
in the presence of:	)
Witness' signature:	)
Witness' name: Maria Moschopoulou	)	/s/ Maria Moschopoulou
Witness' address: 154 Vouliagmenis Avenue
166 74 Glyfada
Athens, Greece	)

ORIGINAL LENDERS

SIGNED by Andreas Giakoumelos	)
)
duly authorised	)	/s/ Andreas Giakoumelos
for and on behalf of	)
AMSTERDAM TRADE BANK N.V.	)
in the presence of:	)
Witness' signature:	)
Witness' name: Tamara Ristic	)	/s/ Tamara Ristic
Witness' address: 348 Syngrou Avenue
Kallithea 176 74
Athens, Greece	)

ARRANGER

SIGNED by Andreas Giakoumelos	)
)
duly authorised	)	/s/ Andreas Giakoumelos
for and on behalf of	)
AMSTERDAM TRADE BANK N.V.	)
in the presence of:	)
Witness' signature:	)
Witness' name: Tamara Ristic	)	/s/ Tamara Ristic
Witness' address: 348 Syngrou Avenue
Kallithea 176 74
Athens, Greece	)

FACILITY AGENT

SIGNED by Andreas Giakoumelos	)
)
duly authorised	)	/s/ Andreas Giakoumelos
for and on behalf of	)
AMSTERDAM TRADE BANK N.V.	)
in the presence of:	)
Witness' signature:	)
Witness' name: Tamara Ristic	)	/s/ Tamara Ristic
Witness' address: 348 Syngrou Avenue
Kallithea 176 74
Athens, Greece	)

SECURITY AGENT

SIGNED by Andreas Giakoumelos	)
)
duly authorised	)	/s/ Andreas Giakoumelos
for and on behalf of	)
AMSTERDAM TRADE BANK N.V.	)
in the presence of:	)
Witness' signature:	)
Witness' name: Tamara Ristic	)	/s/ Tamara Ristic
Witness' address: 348 Syngrou Avenue
Kallithea 176 74
Athens, Greece	)